EXHIBIT 23(b)


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                                BDO SEIDMAN, LLP
                           Accountants and Consultants
                         7101 Wisconsin Ave., Suite 800
                          Bethesda, Maryland 20814-4900
                            Telephone: (301) 654-4900
                               Fax: (301) 654-3567


            Consent of Independent Registered Public Accounting Firm



CEL-SCI Corporation
Vienna, Virginia

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 12, 2007, relating to the consolidated financial statements of CEL-SCI Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2006.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





/s/ BDO Siedman, LLP

Bethesda, Maryland

July 10, 2007